Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

Leo Holdings Corp.

21 Grosvenor Place,

London, SW1X 7HF

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Leo Holdings Corp., a Cayman Islands exempted company (the “Company”), and the undersigned subscriber (the “Subscriber”), in connection with the proposed business combination (the “Transaction”) between the Company and Queso Holdings Inc., a Delaware corporation (“Queso”), pursuant to a Business Combination Agreement among the Company, Queso and the other parties thereto (as may be amended and/or restated (the “Transaction Agreement”). In connection with the Transaction, the Company is seeking commitments from certain of its existing stockholders and other interested investors to purchase, immediately following the Domestication (as defined below), but prior to the closing of the Transaction, certain shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) in a private placement in which the Company raises an aggregate of $100 million (the “Private Placement”). Immediately prior to the closing of the Transaction, the Company will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”). The Shares to be purchased by the undersigned (as set forth on the signature page hereto) are referred to herein as the “Acquired Shares”, and the aggregate purchase price to be paid by the undersigned for the Acquired Shares (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the undersigned and the Company agree as follows:

1.    Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase from the Company (the “Subscription”), and the Company hereby agrees, upon the substantially concurrent consummation of the Transaction and payment of the Purchase Price, to issue and sell to the undersigned, the Acquired Shares, on the terms, and subject to the conditions, provided for herein. The undersigned understands and agrees that this Subscription for the Acquired Shares shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company, which the Company may execute in counterpart form. In the event of the termination of this Subscription Agreement in accordance with the terms hereof, any amounts previously paid by the undersigned pursuant to this Subscription Agreement will be returned promptly to the undersigned along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect. The undersigned understands that, pursuant to the Domestication, the Acquired Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

2.    Closing. The closing of the sale of Acquired Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) the Company to the undersigned (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three business days from the date on which the Closing Notice is so delivered to the undersigned, the undersigned shall deliver to the Company, on the business day immediately prior to the closing date specified in the Closing Notice (the “Closing Date”), the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to the undersigned of the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book entry form as set forth in the following sentence. The Company shall deliver (or cause the delivery of) (i) the Acquired Shares in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable, as indicated below and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or its designee) as the owner of the Acquired Shares on and as of the Closing Date. In the event the Transaction does not occur within one business day after the Closing Date, the Company shall promptly (but not later than two business days thereafter) return the Purchaser Price to the Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two business days thereafter) returned to the Company.

3.    Closing Conditions. The Closing is also subject to the conditions that, on the Closing Date:

a.    no suspension of the qualification of the Shares for offering or sale or trading in the United States or any State thereof shall have occurred.

b.    all representations and warranties of the Company and the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and the undersigned of each of the representations, warranties, covenants and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

c.    the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

d.    no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

e.    the Seller (as defined in the Transaction Agreement) shall have entered into a Lock-up Agreement in substantially the form attached as Exhibit D to the Transaction Agreement; and

f.    all conditions precedent to the closing of the Transaction, including the approval of the Company’s shareholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction) by September 13, 2019;

g.    the aggregate purchase price to be paid to the Company by the investors in the Private Placement shall be $100,000,000, and the Purchase Price for the Acquired Shares shall be as set forth on the signature page hereto;

h.    redemptions as contemplated by Article 49.3 of the Company’s Amended and Restated Memorandum and Articles of Association (as in effect on the date hereof) shall not exceed 5,000,000 Shares; and

i.    no material amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially adversely affect the Subscriber, unless the Subscriber has consented in writing to such amendment or modification.

4.    Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5.    Company Representations and Warranties. The Company represents and warrants to the undersigned that:

a.    The Company has been duly incorporated as an exempted company in good standing under the laws of the Cayman Islands. Subject to obtaining the approvals in connection with the Company’s performance of the Transaction Agreement (the “Required Approvals”), the Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.    Subject to obtaining the Required Approvals, as of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to the undersigned against full payment of the Purchase Price for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation and bylaws or under the Delaware General Corporation Law.

c.    This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.    The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the rules of The New York Stock Exchange and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) subject to obtaining the Required Approvals, result in any violation of the provisions of the organizational documents of the Company; or (iii) subject to obtaining the Required Approvals result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e.    There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to the Transaction (including the other shares issued in the Private Placement), in either case that have not been or will not be validly waived on or prior to the Closing Date.

f.    The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, are listed for trading on the New York Stock Exchange, and, as of the Closing, the Company’s initial listing application in connection with the Transaction and with respect to the Shares has been approved subject only to consummation of the Transaction. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the New York Stock Exchange, other than as publicly disclosed, or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on the New York Stock Exchange.

g.    As of the date hereof and without taking into effect the Private Placement and the Domestication, the authorized capital stock of the Company consists of (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 20,000,000 shares of Class B ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference shares, par value $0.0001 per share. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable under applicable Law and were not issued in violation of any preemptive rights.

h.    As of the date hereof, the Company has issued 14,000,000 warrants that entitle the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share (the “Company Warrants”) on the terms and conditions set forth in the applicable warrant agreement. Immediately following the Effective Time, the Company will have 14,000,000 Company Warrants issued and outstanding, of which 4,000,000 are issued to Sponsor (as defined in the Transaction Agreement). As of the date hereof, the Company has 20,000,000 Class A ordinary shares issued and outstanding, 5,000,000 Class B ordinary shares issued and outstanding and no preference shares issued or outstanding (without taking into effect the Surrendered Shares (as defined in the Transaction Agreement), the Private Placement and the Domestication.

i.    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned could become liable.

j.    Except for (i) Exhibits 1.1 and 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2018; (ii) the sale of Class B shares to the Sponsor that has occurred; (iii) the Transaction Agreement and the Related Documents (as defined in the Transaction Agreement); (iv) any subscription agreements in substantially the same form as this Subscription Agreement in connection with the Private Placement, and (v) customary compensation related arrangements with employees, officers, directors and consultants, the Company has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company.

k.    Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (with the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

l.    At the Closing (i) the Shares issued to Seller (as defined in the Transaction Agreement) at the Closing of the Transaction will be subject to a Lock-up Agreement made and entered into as of the date of Closing by and between the Company and Seller which prohibits the sale of such Shares for 180 days following the closing of the Transaction; and (ii) the Shares held by the Sponsor will remain subject to the letter agreement with the Company that provides for a restriction on the sale of Shares owned by the Sponsor for the earlier of (i) lesser of one year after the Closing or (ii) a shorter period if the closing price of the Company’s Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing (collectively, the “Lock-up Arrangements”).

m.    At the closing of the Transaction, there will be, in addition to any awards currently outstanding at Queso that will rollover, no more than 5,700,000 Shares available for awards under any equity incentive plans of the Company.

n.    The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the undersigned

6.    Subscriber Representations and Warranties. The undersigned represents and warrants to the Company that:

a.    The undersigned (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if the undersigned is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, the undersigned has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The undersigned is not an entity formed for the specific purpose of acquiring the Acquired Shares.

b.    The undersigned understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. The undersigned understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Acquired Shares will be subject to a restrictive legend to such effect. The undersigned acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

c.    The undersigned understands and agrees that the undersigned is purchasing Acquired Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d.    The undersigned’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.    The undersigned acknowledges and agrees that the undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Acquired Shares, including, with respect to the Company, the Transaction and the business of Queso. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed (i) the Company’s filings with the Securities Exchange Commission (“SEC”) and (ii) the filings of CEC Entertainment, Inc., a direct subsidiary of Queso, with the SEC (collectively, the “Disclosure Package”). The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. The undersigned further acknowledges that the information contained in the Disclosure Package is preliminary and subject to change, and that any changes to the information contained in the Disclosure Package, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the undersigned’s obligation to purchase the Acquired Shares hereunder.

f.    The undersigned became aware of this offering of the Acquired Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company, and the Acquired Shares were offered to the undersigned solely by direct contact between the undersigned and the Company or a representative of the Company. The undersigned did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g.    The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the Disclosure Package and in the Company’s filings with the SEC. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and the undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

h.    Alone, or together with any professional advisor(s), the undersigned has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company. The undersigned acknowledges specifically that a possibility of total loss exists.

i.    In making its decision to purchase the Acquired Shares, the undersigned has relied solely upon independent investigation made by the undersigned. Without limiting the generality of the foregoing, the undersigned has not relied on any statements or other information provided by the Placement Agent (as defined below) concerning the Company or the Acquired Shares or the offer and sale of the Shares.

j.    The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k.    The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.    The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The undersigned’s signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is enforceable against the undersigned in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.    Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Acquired Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n.    The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the undersigned maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Acquired Shares were legally derived.

o.    No disclosure or offering document has been prepared by Citigroup Global Markets Inc. or any of its respective affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

p.    The Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned by the Company.

q.    In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the undersigned’s financial advisor or fiduciary.

7.    Registration Rights.

a.    The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), the Company (or its successor) will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the Closing and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”). The Company will provide a draft of the Registration Statement to the undersigned for review at least three (3) business days in advance of filing the Registration Statement. The Company agrees to (at the Company’s sole cost and expense) cause such registration statement or another shelf registration statement to remain continuously effective until the earlier of (i) date on which the Subscriber ceases to hold any Acquired Shares, (ii) the first date on which the undersigned can sell all of its Acquired Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act, including without limitation, any volume and manner of sale restrictions which (except those applicable to affiliates) under Rule 144 and without any requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three (3) years from the Effective Date of the Registration Statement. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”. Not more than twice in any 12-month period, the Company may suspend (a “Suspension”) the use of any such registration statement for a continuous period of up to 30 days if it reasonably determines, upon the advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act of 1934, as amended. The undersigned agrees to disclose its ownership to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Acquired Shares (or shares issued in exchange therefor) in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts so that the undersigned is not identified as a statutory underwriter in the Registration Statement.

b.    In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the undersigned as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)

except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, during the Registration Period.

(ii)	advise Subscriber within five (5) business days:

(A)	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C)	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)

subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to undersigned of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company;

(iii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)

upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)

use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A ordinary shares issued by the Company have been listed; and

(vi)

use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144.

c.    The Company agrees to indemnify, to the extent permitted by law, the Subscriber, its directors and officers and agents and each person who controls the undersigned (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the same are caused by or contained in any information furnished in writing to the Company by such undersigned expressly for use therein or (ii) any Registration Statement or Prospectus are used during a Suspension. In connection with any Registration Statement in which a undersigned is participating, such undersigned shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such undersigned expressly for use therein; provided, however, that the liability of each such undersigned shall be several and not joint and shall be in proportion to and limited to the net proceeds received by such undersigned from the sale of Shares pursuant to such Registration Statement. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) the Company’s notification to the undersigned in writing that it has abandoned its plans to move forward with the Transaction and/or terminates the undersigned’s obligations with respect to the Subscription without the delivery of the Acquired Shares having occurred, (d) September 13, 2019, if the Closing has not occurred by such date, or (e) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the undersigned of the termination of the Transaction Agreement promptly after the termination of such agreement.

9.    Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The undersigned further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated February 12, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, and for working capital, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

10.    Miscellaneous.

a.    Neither this Subscription Agreement nor any rights or obligations that may accrue to the undersigned hereunder may be transferred or assigned, in whole or in part, without the prior written consent of the Company, which may be withheld in its absolute discretion, provided, however, prior to the Closing only, Subscriber may transfer its rights and obligations hereunder to up to three other entities so long as any such other entity (i) is reasonably acceptable to the Company and no such transfer shall be for less than $5 million in commitments hereunder and (ii) signs a joinder to this agreement assuming the related obligations. Any further transfer must be (i) reasonably acceptable to the Company and (ii) acceptable to AP VIII CEC Holdings, L.P. in its sole discretion.

b.    The Company agrees that it will not amend or waive the Lock-up Arrangements unless the waiver or amendment (i) in the case of the Seller is approved by a majority of the members of the Board of Directors of the Company then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended (ii) in the case of the Sponsor, is approved by a majority of the Board of Directors then in office.

c.    The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Acquired Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The undersigned acknowledges that the Company shall file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of the Company.

d.    The undersigned acknowledges that the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the undersigned agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The undersigned agrees that each purchase by the undersigned of Acquired Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the undersigned as of the time of such purchase.

e.    The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f.    All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.    This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.    This Subscription Agreement (including the schedules and exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, provided, that Queso shall be a third-party beneficiary to this Subscription Agreement, shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto, and the persons entitled to indemnification under Section 7.

i.    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.    This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m.    THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

11.    Non-Reliance and Exculpation. The undersigned acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

12.    Expense Reimbursement. The Company agrees to pay or cause to be paid all third-party out-of-pocket costs and expenses incurred by the Subscriber in connection with this Agreement and the purchase of the Acquired Shares, including reasonable attorneys’ fees, promptly upon the consummation of the Transaction or any transaction (other than a liquidation of the Trust Account) that results in the release of the proceeds in the Trust Account not to exceed $[    ].

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Acquired Shares are to be registered (if different):	Date: [ ], 2019

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Purchase Price: $	Price Per Share:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice). To the extent the offering is oversubscribed, the number of Acquired Shares received may be less than the number of Shares subscribed for.

Subscription Agreement

IN WITNESS WHEREOF, LEO Holdings Corp. has accepted this Subscription Agreement as of the date set forth below.

LEO HOLDINGS CORP.

By:
Name:
Title:

Date:                 , 2019

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.

☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

A-2